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As filed with the Securities and Exchange Commission on April 7, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRON TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1618004 (I.R.S. Employer Identification Number)

8000 South Federal Way, P.O. Box 6
Boise, Idaho 83707-0006
(208) 368-4000

(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Ronald C. Foster
Vice President of Finance and Chief Financial Officer
Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632
(208) 368-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Fore, Esq.
Michael A. Occhiolini, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, $0.10 par value per share(4)

Warrants(5)	—	—	—

Debt Securities	—	—	—

Total(6)	—	—	—

(1)
An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices.

(2)
Not applicable pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)
In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion or exercise.

(5)
Includes warrants to purchase common stock and warrants to purchase debt securities.

(6)
The securities registered hereunder may be sold separately, or in a combination with other securities registered hereby.

Prospectus

MICRON TECHNOLOGY, INC.
Common Stock
Warrants
Debt Securities

        We may offer from time to time, in one or more offerings, common stock, warrants, debt securities or any combination thereof. The warrants and debt securities may be convertible into or exercisable for common stock or other securities of our company or debt or equity securities of one or more other entities. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to carefully read this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "MU." On April 6, 2009, the last reported sale price for our common stock was $4.52 per share. We do not expect our warrants or debt securities to be listed on any securities exchange or over-the-counter market.

        Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the documents we incorporate by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may sell the securities to or through one or more underwriters, to other purchasers, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

Prospectus dated April 7, 2009

        This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

i

SUMMARY

About This Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        References in this prospectus to "Micron Technology," the "Company," "we," "us" and "our" refer to Micron Technology, Inc. and its subsidiaries, unless otherwise specified.

Micron Technology

        We are a global manufacturer of semiconductor devices, principally semiconductor memory products (including DRAM and NAND Flash) and CMOS image sensors. We operate in two segments: Memory and Imaging. Our products are used in a broad range of electronic applications including personal computers, workstations, network servers, mobile phones and other consumer applications including Flash memory cards, USB storage devices, digital still cameras, MP3/4 players and in automotive applications. We market our products through our internal sales force, independent sales representatives and distributors primarily to original equipment manufacturers and retailers located around the world. Our success is largely dependent on the market acceptance of a diversified portfolio of semiconductor memory products, efficient utilization of our manufacturing infrastructure, successful ongoing development of advanced process technologies and generation of sufficient return on research and development investments.

        We were originally incorporated in Idaho in 1978. In 1984, we were reincorporated in Delaware. Our executive offices are located at 8000 South Federal Way, Boise, Idaho 83716-9632 and our telephone number is (208) 368-4000. Information about the Company is available on the internet at www.micron.com. The information contained or incorporated in our website is not part of this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows.

	Fiscal Year Ended					Six Months Ended
	September 2, 2004	September 1, 2005	August 31, 2006	August 30, 2007	August 28, 2008	March 5, 2009
Ratio of earnings to fixed charges(1)	6.3x	4.5x	10.4x	N/A	N/A	N/A

(1)
For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and noncontrolling interests plus fixed charges and "fixed charges" consist of interest expense (net of capitalized portion), capitalized interest, amortization of debt discount and the portion of rental expense representative of interest expense. Earnings before fixed charges were inadequate to cover total fixed charges by $184 million and $1,622 million for the fiscal years ended August 30, 2007 and August 28, 2008, respectively, and by $1,504 million for the six months ended March 5, 2009.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

  •
  our DRAM development costs relative to Nanya;

  •
  Inotera's transition to our stack process technology and manufacturing plans for CMOS image sensors;

  •
  production levels for the third quarter of 2009 and future increases in NAND production;

  •
  the effects of production slowdowns on costs for the third quarter of 2009 and future charges for inventory write-downs;

  •
  research and development expenses for the third quarter of 2009;

  •
  the remaining costs of restructure plans;

  •
  capital spending in 2009;

  •
  future distributions from IM Flash to Intel and capital contributions to TECH; and

  •
  the impact from the adoption of new accounting standards.

        Generally, the words "anticipate," "believe," "plan," "expect," "future," "intend," "may," "will," "should," "estimate," "predict," "potential," "continue" and similar expressions identify forward-looking statements. Our forward-looking statements are based on current expectations, forecasts and assumptions and are subject to risks, uncertainties and changes in condition, significance, value and effect. As a result of the factors described in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents we incorporate by reference in this prospectus, we undertake no obligation to publicly disclose any revisions to these forward-looking statements to reflect events or circumstances occurring subsequent to the filing of such document.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

DESCRIPTION OF THE SECURITIES

        We may issue from time to time, in one or more offerings the following securities:

  •
  shares of common stock;

  •
  warrants exercisable for debt securities or common stock; and

  •
  debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.

        We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock, warrants and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

LEGAL MATTERS

        In connection with offerings of particular securities in the future, and if stated in the appropriate prospectus supplement, the validity of the securities may be passed upon for us by our counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 28, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Except to the extent furnished and not filed with the Securities and Exchange Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the Securities and Exchange Commission rules, we incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

        The documents we incorporate by reference into this prospectus are:

  •
  our Annual Report on Form 10-K for the fiscal year ended August 28, 2008, including portions of our Proxy Statement for our 2008 Annual Meeting of Stockholders held on December 11, 2008 to the extent specifically incorporated by reference into such Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 4, 2008 and March 5, 2009;

  •
  our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on October 14, 2008, October 15, 2008, November 26, 2008, December 3, 2008, December 23, 2008, February 25, 2009 and February 27, 2009, as well as the portion of our Current Report on Form 8-K deemed filed and not furnished on October 1, 2008 and April 2, 2009; and

  •
  the description of our common stock, $0.10 par value per share, contained in the Registration Statement on Form 8-A (Registration No. 1-10658) declared effective by the Securities and Exchange Commission on November 28, 1990, including any amendments or reports filed for the purpose of updating that description.

        Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings (excluding exhibits, unless specifically incorporated by reference), at no cost, by writing or calling us at the following address or telephone number:

  Investor Relations
  Micron Technology, Inc.
  Mail Stop 407
  8000 South Federal Way
  P.O. Box 6
  Boise, ID 83707-0006

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934. We therefore file periodic reports, current reports, proxy statements and other information with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

        Our Internet address is www.Micron.com. We make available, free of charge, through our Internet website copies of our recent filings with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the Securities and Exchange Commission. Information contained on our website is not incorporated by reference to this prospectus.

        Our common stock is quoted on the New York Stock Exchange under the symbol "MU" and you may inspect reports and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 regarding this offering with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, certain items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement and its exhibits to read that information. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached exhibits to the registration statement for a more complete description of the agreements, contracts and other documents.

MICRON TECHNOLOGY, INC.

COMMON STOCK
WARRANTS
DEBT SECURITIES

PROSPECTUS

April 7, 2009

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. Except as to the amount set forth below, the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933. All of the amounts shown are estimates.

Securities and Exchange Commission registration fee	$ *
Trustee's and transfer agent's fees and expenses	**
Legal fees and expenses (including Blue Sky fees)	**
Accounting fees and expenses	**
Printing and engraving expenses	**
New York Stock Exchange listing fees	**
Rating agency fees	**
Miscellaneous expenses	**

Total	$ **

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act,.

**
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our Bylaws provide for mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware law. We have entered into indemnification agreements with our directors and certain of our officers. The indemnification agreements provide directors and elected officers with further indemnification to the maximum extent permitted by Delaware law.

Item 16.    Exhibits

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
1.2	Form of Subscription Agreement.*
3.1	Restated Certificate of Incorporation of Micron Technology, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2001).
3.2	Bylaws of Micron Technology, Inc., as amended (incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed October 1, 2008).
4.1	Form of Senior Indenture.
4.2	Form of Subordinated Indenture.
4.3	Form of Convertible Senior Note Indenture
4.4	Form of Senior Debt Security (included in Exhibit 4.1).
4.5	Form of Subordinated Debt Security (included in Exhibit 4.2).
4.6	Form of Convertible Senior Debt Security (included in Exhibit 4.3)
4.7	Form of Warrant Agreement.*
4.8	Form of Warrant Certificate.*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (see page II-5 of this Form S-3).
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
25.3	Form T-1 Statement of Eligibility of Trustee for Convertible Senior Note Indenture under the Trust Indenture Act of 1939.

*
To be filed as an exhibit to a Current Report on Form 8-K or on any other proper form and incorporated by reference, if applicable

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 7th day of April, 2009.

MICRON TECHNOLOGY, INC.
By:	/s/ RONALD C. FOSTER Ronald C. Foster Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Steven R. Appleton and Ronald C. Foster, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN R. APPLETON Steven R. Appleton	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	April 7, 2009
/s/ RONALD C. FOSTER Ronald C. Foster	Vice President of Finance, Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2009
/s/ TERUAKI AOKI Teruaki Aoki	Director	April 7, 2009
/s/ JAMES W. BAGLEY James W. Bagley	Director	April 7, 2009

Signature	Title	Date

/s/ ROBERT L. BAILEY Robert L. Bailey	Director	April 7, 2009
/s/ MERCEDES JOHNSON Mercedes Johnson	Director	April 7, 2009
/s/ LAWRENCE N. MONDRY Lawrence N. Mondry	Director	April 7, 2009
/s/ ROBERT E. SWITZ Robert E. Switz	Director	April 7, 2009

Index to the Exhibits

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
1.2	Form of Subscription Agreement.*
3.1	Restated Certificate of Incorporation of Micron Technology, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2001).
3.2	Bylaws of Micron Technology, Inc., as amended (incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed October 1, 2008).
4.1	Form of Senior Indenture.
4.2	Form of Subordinated Indenture.
4.3	Form of Convertible Senior Note Indenture
4.4	Form of Senior Debt Security (included in Exhibit 4.1).
4.5	Form of Subordinated Debt Security (included in Exhibit 4.2).
4.6	Form of Convertible Senior Debt Security (included in Exhibit 4.3)
4.7	Form of Warrant Agreement.*
4.8	Form of Warrant Certificate.*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (see page II-5 of this Form S-3).
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
25.3	Form T-1 Statement of Eligibility of Trustee for Convertible Senior Note Indenture under the Trust Indenture Act of 1939.

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To be filed as an exhibit to a Current Report on Form 8-K or any other proper form and incorporated by reference, if applicable